EXHIBIT 21

                   SUBSIDIARIES OF HAEMONETICS CORPORATION

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

Name                                                Jurisdiction of Incorporation
----                                                -----------------------------


Haemonetics S.A.                                       Switzerland

Haemonetics AB                                         Sweden

Haemonetics GmbH                                       Germany

Haemonetics France S.A.R.L.                            France

Haemonetics U.K. Ltd.                                  England

Haemonetics Japan K.K.                                 Japan

Haemonetics Foreign Sales Corp.                        U.S. Virgin Islands

Haemonetics Belgium N.V.                               Belgium

Haemonetics B.V.                                       Netherlands

Haemonetics Italia S.R.L.                              Italy

Haemonetics GesmbH                                     Austria

Haemonetics Asia Inc., with branch in Taiwan           Delaware

Haemonetics Hong Kong Ltd.                             Hong Kong

Haemonetics CZ, s.p.o.l., S.r.o.                       Czech Republic

Haemonetcs Medical Devices (Shanghai) International
Trading Co. Ltd.                                       People's Republic of China

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